EXHIBIT 10.40


                  SECURITIES PURCHASE AGREEMENT, dated as of February 16, 2001, among SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VIII, L.P., a Delaware limited partnership ("WCAS"), WCAS MANAGEMENT CORPORATION ("WCAS Management") and the various individuals listed as "Purchasers" on Schedule I hereto (the "WCAS Persons") and, collectively with WCAS, WCAS Management and each other person that shall become a "Purchaser" pursuant to Section 6.07 hereof, the "Purchasers").

                  WHEREAS, the Company, WCAS and WCAS Management executed a Securities Purchase Agreement, dated January 31, 2001 (the "Prior Agreement"), whereby the Company intended to sell to the Purchasers, and the Purchasers intended to purchase from the Company, on the terms and subject to the conditions set forth therein, $50,000,000 aggregate principal amount of 10% Convertible Senior Secured Notes of the Company;

                  WHEREAS, the obligations of WCAS and WCAS Management to consummate the transactions contemplated by the Prior Agreement were subject to certain conditions precedent of the Company that all parties hereto acknowledge will not be met;

                  WHEREAS, the Company, WCAS and WCAS Management desire to terminate the Prior Agreement and instead execute this Agreement pursuant to which the Company will sell to the Purchasers, and the Purchasers will purchase from the Company, on the terms and subject to the conditions set forth herein, $20,000,000 aggregate principal amount of 10% Convertible Senior Secured Notes of the Company in substantially the form of Exhibit A hereto (together with the notes to be issued as payment-in-kind interest thereunder, the "Notes"); and

                  WHEREAS, in order to induce the Purchasers to consummate the transactions contemplated by this Agreement, the Company has agreed to grant to the Purchasers certain registration rights with respect to the shares (the "Conversion Shares") of the Company's Common Stock, $.01 par value ("Common Stock"), issuable upon conversion of the Notes;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                       I. PURCHASE AND SALE OF SECURITIES

                  SECTION 1.01. Closing. (a) On February 20, 2001 (the "Closing Date"), but subject to satisfaction of the conditions contained in Section 4.01, the Company shall issue and sell to the Purchasers, and each Purchaser shall purchase from the Company, a Note in the aggregate principal amount set forth opposite the name of such Purchaser in Schedule I hereto under the heading "Principal Amount of Note on Closing Date," for a purchase price equal to such principal amount, and the Company shall issue and deliver

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to  each  Purchaser  such  Note,  registered  in the  name  of  such  Purchaser, evidencing the indebtedness of the Company to such Purchaser in connection herewith.

                  (b) As payment in full for the Note being purchased by each Purchaser hereunder, and against delivery of the Note as aforesaid, on the Closing Date each Purchaser shall wire transfer to the account of the Company in immediately available funds the sum set forth opposite the name of such Purchaser in Schedule I under the heading "Principal Amount of Note on Closing Date."

                  (c) Notwithstanding anything to the contrary contained herein, each Purchaser purchasing Notes on the Closing Date may assign all or any portion of such Notes and the related rights and obligations hereunder to any other Purchaser or any Affiliate (as hereinafter defined) of such Purchaser or of any other Purchaser (each a "Permitted Transferee").

                  (d) As used herein, the term "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the foregoing definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. As used herein, the term "Person" means any individual, partnership, limited liability company, corporation, trust, estate or other entity.

                  SECTION 1.02.  Place of Closing . The closing  contemplated by
Section 1.01 (the "Closing") hereof shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, or at such other place as may be mutually agreed upon by a majority in interest of the Purchasers and the Company.

                II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchasers as follows:

                  SECTION 2.01. Organization and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the properties, assets, financial condition, operating results, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

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                  SECTION  2.02.  Subsidiaries.  (a) Except as  disclosed in the
Company SEC Filings (as defined in Section 2.08), the Company does not have any Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X).

                  SECTION 2.03. Capitalization. (a) The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"). As of the date hereof, 93,840,935 shares of Common Stock and no shares of Preferred Stock were issued and outstanding, all of which shares of Common Stock were duly authorized and validly issued and are fully paid and nonassessable.

                  (b) As of the date hereof, except for options granted pursuant to the Company's stock option plan (the "Stock Option Plan") to purchase an aggregate 8,732,537 shares of Common Stock, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company or any of its subsidiaries is authorized or outstanding, and (except as otherwise expressly contemplated by this Agreement) there is not any commitment of the Company or any of its subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock, any evidences of indebtedness or assets.

                  SECTION 2.04. Authorization of Agreements, etc. (a) Except as set forth on Schedule 2.04, each of (i) the execution and delivery by the Company of this Agreement, the Notes, the Registration Rights Agreement, dated as of the Closing Date (the "Registration Rights Agreement"), among the Company and the Purchasers, in substantially the form attached hereto as Exhibit B and the Deed of Trust, dated as of the Closing Date, between the Company's subsidiary and the Purchasers, in form and in substance reasonably satisfactory to WCAS (the "Deed," and collectively with the Notes and the Registration Rights Agreement, the "Ancillary Agreements"), (ii) the performance by the Company of its obligations hereunder and thereunder, and (iii) the issuance, sale and delivery by the Company of the Notes has been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances (collectively, "Claims") in favor of any third person upon any of the assets of the Company or any of its subsidiaries, except that no representation is made as to the compliance of the indemnification or contribution provisions of the Registration Rights Agreement with law or public policy. The Board of Directors of the Company has taken all actions necessary under the Delaware General Corporation Law (the "DGCL"), including approving the transactions contemplated by this Agreement, to ensure that Section 203 of the DGCL does not apply to the Purchasers.

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                  (b) The  issuance,  sale  and  delivery  of the  Notes  to the
Purchasers hereunder are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

                  (c) The Conversion Shares have been duly authorized by the Company and, when issued in accordance with the provisions of the Notes, will be validly issued, fully paid and nonassessable shares of Common Stock. The issuance, sale and delivery of the Conversion Shares to the Purchasers are not and upon conversion of the Notes will not be subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

                  SECTION 2.05. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each of the Notes and the Ancillary Agreements, when executed and delivered by the Company as provided in this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that no representation is made as to the enforceability of the indemnification or contribution provisions of the Registration Rights Agreement.

                  SECTION 2.06. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof and except for a possible required filing and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
Act"), upon conversion of all of the Notes into Conversion Shares, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement, the Notes or the Ancillary Agreements, or the issuance, sale and delivery of the Conversion Shares.

                  SECTION  2.07.  Financial  Statements.  (a)  The  Company  has
furnished to the Purchasers the unaudited consolidated balance sheet of the Company and its subsidiaries as of November 30, 2000 (the "November 30, 2000 Balance Sheet") and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended. All such financial statements (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied and consistent with prior periods, except for normal year-end adjustments and the absence of footnotes. Such balance sheet fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as of November 30, 2000, and such statements of operations, stockholders' equity and cash flows fairly present in all material respects the consolidated results of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the year ended November 30, 2000.

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                  (b) Except as and to the extent (i)  reflected on the November
30, 2000 Balance Sheet (including the notes thereto), (ii) incurred since November 30, 2000 in the ordinary course of business consistent with past practice, or (iii) set forth on Schedule 2.07 hereto, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any kind or nature, whether known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise, and whether due or to become due, that would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with GAAP. Since November 30, 2000, neither the Company nor any of its subsidiaries has suffered any Material Adverse Effect.

                  SECTION 2.08. SEC Filings. The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since February 18, 2000, and the Company has made available to the Purchasers, as filed with the SEC, complete and accurate copies of (i) the Annual Report of the Company on Form 10-K for the year ended December 31, 1999, and (ii) all other reports, statements and registration statements (including Current Reports on Form 8-K and Quarterly Report on Form 10-Q) filed by the Company with the SEC since December 31, 1999, in each case including all amendments and supplements (collectively, the "Company SEC Filings"). The Company SEC Filings (excluding any financial statements or schedules included therein, which are covered by the representations and warranties of the Company in Section 2.07(a)) (i) were prepared in compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and the rules and regulations thereunder, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 2.09. Absence of Certain Changes or Events. Except as otherwise disclosed in the Company SEC Filings and except as otherwise expressly contemplated by this Agreement, since November 30, 2000, neither the Company nor any of its subsidiaries has (i) issued any stock, bonds or other corporate securities, (ii) borrowed or refinanced any indebtedness for borrowed money other than borrowings under the Amended and Restated Credit Agreement dated as of September 5, 2000 (the "Credit Agreement"), among the Company, Savvis Communications Corporation, a Missouri Corporation, Nortel Networks Inc., as
Administrative Agent, and the lenders named therein, (iii) discharged or satisfied any material Claim or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the November 30, 2000 Balance Sheet and current liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practice,
(iv) in the case of the Company only, declared or made any payment or distribution to stockholders, or purchased or redeemed any shares of its capital stock or other securities, or (v) except in connection with this Agreement and the transactions contemplated hereby, entered into

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any  agreement,  letter  of  intent or  similar  undertaking  to take any of the actions listed in clauses (i) through (iv) above.

                  SECTION 2.10. Actions Pending. Except as set forth in the Company SEC Filings, there is no action, suit, investigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company to which its property is subject, before any court or by or before any governmental body or arbitration board or tribunal, which the Company would be required to disclose pursuant to Item 1 of Part II of Form 10-Q if such Form 10-Q were required to be filed on and as of the date hereof. For the purposes of this Agreement, the term "best of the knowledge of the Company" shall mean the actual knowledge, upon reasonable inquiry, of the executive officers of the Company.

                  SECTION 2.11. Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in default in any respect under any order or decree of any court, governmental authority, arbitrator or arbitration board or tribunal or under any laws, ordinances, governmental rules or regulations to which the Company or any of such subsidiaries or any of their respective properties or assets is subject, except where such default would not have a Material Adverse Effect. The Company possesses all permits, authorizations, approvals, registrations, variances and licenses ("Permits") necessary for the Company or its subsidiaries to own, use and maintain their properties and assets or required for the conduct of its business in substantially the same manner as it is currently conducted, except where the failure to possess any such Permit would not have a Material Adverse Effect. Except to the extent the failure of any of the following to be correct would not have a Material Adverse Effect, each Permit is in full force and effect, and no proceeding is pending or, to the best knowledge of the Company, threatened to modify, suspend, revoke or otherwise limit any Permit, and no administrative or governmental actions have been taken or, to the best knowledge of the Company, threatened in connection with the expiration or renewal of any Permit.

                  SECTION 2.12. Contracts. Except as disclosed in the Company SEC Filings and as set forth on Schedule 2.12, there are no contracts or agreements that are material to the conduct of the Company's business or to the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, that the Company would be required to disclose pursuant to paragraph 10 of Item 601 of Regulation S-K if a Form 10-Q were required to be filed on and as of the date hereof. Each of the agreements (collectively, the "Material Agreements") disclosed as an exhibit in the Company SEC Filings in response to paragraph 10 of Item 601 of Regulation S-K under which there are continuing rights or obligations is a valid and enforceable obligation of the Company and, to the best knowledge of the Company, of the other parties thereto, except where the failure to be valid or enforceable would not have a Material Adverse Effect. To the best knowledge of the Company, the Company has not been notified in writing of any claim that any Material Agreement is not valid and enforceable in accordance with its terms for the periods stated therein (other than where such enforceability is in violation of public policy or law), or that there is under any such contract any existing default or event of default or event that with notice or lapse of time or both would constitute such a default, except any such failure to be valid or enforceable and any such defaults that, in the aggregate, would not have a Material Adverse Effect.

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                  SECTION 2.13. Offering of the Notes.  Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities of the Company under circumstances which might require the integration of such transactions with the sale of the Notes under the Securities Act or the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of the Notes to the Purchasers pursuant to this Agreement to the registration provisions of the Securities Act.

                  SECTION 2.14. Related-Party Transactions. Except (i) as set forth in the Company SEC Filings or (ii) as contemplated hereby, there are no existing material arrangements or proposed material transactions between the Company and any person or entity that the Company would be required to disclose pursuant to Item 404 of Regulation S-K of the SEC if a proxy statement of the Company were required to be filed on or as of the date hereof, other than arrangements or transactions between the Company and any of the Purchasers.

                  SECTION 2.15. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company directly with the Purchasers, without the intervention of any other person on behalf of the Company in such manner as to give rise to any valid claim by any other person against the Purchasers for a finder's fee, brokerage commission or similar payment.

              III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

                  SECTION 3.01. Beneficial Ownership. As of the date hereof, WCAS and its affiliates beneficially own an aggregate of 60,578,344 shares of Common Stock. For purposes of this Agreement, the term "beneficially own" shall have the meaning as set forth in the Exchange Act.

                  SECTION 3.02. Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the Ancillary Agreements, and the purchase and receipt by such Purchaser of the Notes being acquired by it hereunder, have been duly authorized by all requisite action on the part of such Purchaser and will not violate any provision of law, any order of any court or other agency of government, the charter or other governing documents of such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or

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other instrument, or result in any Claim upon any of the properties or assets of such Purchaser.

                  SECTION 3.03. Validity. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms. Each of the Ancillary Agreements, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

                  SECTION 3.04. Investment Representations. (a) Such Purchaser is acquiring the Notes being purchased by such Purchaser hereunder for such Purchaser's own account, for investment, and not with a view toward the resale or distribution thereof.

                  (b) Such Purchaser understands that he, she or it, as the case may be, must bear the economic risk of such Purchaser's investment for an indefinite period of time, because the Notes and, when issued upon conversion of Notes, the Conversion Shares are not registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Notes or the Conversion Shares.

                  (c) Such Purchaser has the ability to bear the economic risks of the investment in the Notes being purchased hereunder for an indefinite period of time. Such Purchaser further acknowledges that he, she or it, as the case may be, has received copies of the Company SEC Filings and has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Notes and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

                  (d) Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Notes. Such Purchaser further represents that he, she or it, as the case may be, is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act with respect to its purchase of the Notes, and that any such Purchaser that is a limited partnership has not been formed solely for the purpose of purchasing the Notes.

                  (e) If such Purchaser is a limited partnership, such Purchaser represents that it has been organized and is existing as a limited partnership under the laws of the State of Delaware.

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                  SECTION 3.05.  Governmental  Approvals.  Except for a possible required filing and approval under the HSR Act upon the conversion of all of the Notes into Conversion Shares, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by the Purchasers for the valid execution, delivery and performance of this Agreement and the Ancillary Agreements.

                  SECTION 3.06. Schedule 13D. The Schedule 13D filed by the Purchasers with the SEC on March 8, 2000 did not at the time of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment to the Schedule 13D has been or, except as may be required by reason of the purchase of the Notes pursuant to this Agreement, is required to be, made.

                            IV. CONDITIONS PRECEDENT

                  SECTION 4.01  Conditions  Precedent to the  Obligations of the
Purchasers. With regard to the Closing, the obligations of the Purchasers hereunder are, at their option, subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

                  (b) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

                  (c) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby, including any such requirements of the Marketplace Rules of the Nasdaq National Market and those set forth in Schedule 2.04, shall have been taken or obtained by the Company, and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

                  (d) Legal Proceedings. On the Closing Date, no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated Agreement.

                  (e) No Material Adverse Effect. Except for the effects of the matters referred to in Section 2.09, since November 30, 2000, there shall have been no Material Adverse Effect.

                  (f) Opinions of Counsel. The Purchasers shall have received from Hogan & Hartson, L.L.P. and Steven M. Gallant, Esq., opinions dated the Closing Date, covering customary matters and otherwise reasonably satisfactory in form and substance to the Purchasers and their counsel.

                  (g) Ancillary Agreements. The Company shall have executed and delivered each of the Ancillary Agreements, and all third party consents (including the consent of lenders of the Company's parent, if necessary) and all other documents and agreements necessary to make the Ancillary Agreements effective in accordance with their terms shall have been obtained and shall be effective.

                  SECTION 4.02. Conditions Precedent to the Obligations of the Company. With regard to the Closing, the obligations of the Company hereunder are, at its option, subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Closing Date.

                  (c) All Proceedings to Be Satisfactory. All proceedings to be taken by the Purchasers and all waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

                  (d) Legal Proceedings. On the Closing Date, no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

                  (f) Ancillary Agreements. Each Purchaser shall have executed and delivered each of the Ancillary Agreements.

                    V. SURVIVAL OF REPRESENTATIONS; INDEMNITY

                  SECTION 5.01 Survival of Representations. Subject as set forth below, all representations and warranties made by any party hereto in this Agreement or pursuant hereto shall survive for the period commencing on the date hereof and ending on the first anniversary of the date hereof.

                  SECTION 5.02. General Indemnity. (a) Subject to the terms and conditions of this Article V, the Company hereby agrees to indemnify, defend and hold the Purchasers harmless from and against all demands, claims, actions or causes of action, assessments, losses (including diminution in value of the Notes or Conversion Shares), damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by the Purchasers by reason of or resulting from a breach of any representation, warranty or covenant of the Company contained in or made pursuant to this Agreement.

                  (b) Subject to the terms and conditions of this Article V, the Purchasers hereby agree to indemnify, defend and hold the Company harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by the Company by reason of or resulting from a breach of any representation, warranty or covenant of the Purchasers contained in or made pursuant to this Agreement.

                  SECTION 5.03. Conditions of Indemnification. The respective obligations and liabilities of the Purchasers, on the one hand, and the Company, on the other hand (the "indemnifying party"), to the other (the "party to be indemnified") under Section 5.02 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) within 20 days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing;

                  (b) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the indemnifying party shall be given at least

         15 days prior written notice of the effectiveness of any such proposed settlement or compromise;

                  (c) anything in this Section 5.03 to the contrary notwithstanding (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnifying party shall not, without the prior written consent of the party to be indemnified, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the party to be indemnified a release from all liability in respect of such claim; and

                  (d)  in  connection   with  any  such   indemnification,   the
         indemnified party will cooperate in all reasonable requests of the indemnifying party.


                                VI. MISCELLANEOUS

                  SECTION 6.01. Restrictive Legends. Each Note and each certificate representing the Conversion Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with the legends required to be borne by such securities by the Registration Rights Agreement, except as expressly provided in such agreement.

                  SECTION 6.02. Expenses, etc. The Company shall reimburse WCAS or pay on its behalf, all reasonable fees and expenses, including the reasonable fees and expenses of counsel retained by WCAS, in connection with this Agreement and the transactions contemplated hereby. Such fees and expenses shall be payable at the Closing and at any Subsequent Closing through the Closing Date.

                  SECTION 6.03. Survival of Agreements. Except as specifically limited as provided in Section 5.01 hereto, all covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Notes pursuant hereto, notwithstanding any investigation made at any time by or on behalf of any party hereto. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

                  SECTION 6.04. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and permitted assigns of such party hereto whether so expressed or not.

                  SECTION 6.05. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by facsimile addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  if to the Company, to

                           SAVVIS Communications Corporation
                           12851 World Gate Drive
                           Herndon, Virginia 20170
                           Fax:  (703) 453-6999
                           Attention:  Ms. Nancy Lysinger

                  with a copy to

                           SAVVIS Communication Corporation
                           717 Office Parkway
                           St. Louis, MO 63141
                           Fax: (314) 468-7550
                           Attention: Steven M. Gallant, Esq.

                  with a copy to

                           Hogan & Hartson L.L.P.
                           885 Third Avenue, 26th Floor
                           New York, New York 10022
                           Fax: (212) 409-9801
                           Attention:  Christine M. Pallares, Esq.

                  if to any Purchaser, to

                           Welsh, Carson, Anderson & Stowe
                           320 Park Avenue, Suite 2500
                           New York, New York  10022
                           Fax:  (212) 893-9565
                           Attention:  John D. Clark

                  with a copy to

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Fax:  (212) 841-5725
                           Attention:  Sanford B. Kaynor, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of facsimile, when received.

                  SECTION 6.06. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                  SECTION 6.07. Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the Company and the Purchasers. This Agreement shall not be assigned without the consent of the other parties hereto, except that notwithstanding anything in this Agreement to the contrary, the Purchasers shall be entitled to assign their rights and obligations under this Agreement to any other Purchaser or entity affiliated with WCAS Management in their sole discretion. It is understood and agreed that, in the event of such assignment, each of the assignees shall, at such time, agree to be a "Purchaser" for all purposes of this Agreement, and the assigning Purchaser shall not be released from its liabilities under this Agreement.

                  SECTION 6.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 6.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                  SECTION 6.10. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege, nor will any waiving of any right power or privilege operate to waive any other subsequent right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 6.11. Termination of Prior Agreement. The Company, WCAS and WCAS Management each acknowledge and agree that the conditions to the obligations of WCAS and WCAS Management to purchase any notes under the Prior Agreement set forth in Section 4.01 (g), (i), (j) and (k) of the Prior Agreement were not satisfied and as a result, WCAS and WCAS Management determined not to consummate the First Closing (as defined in the Prior Agreement) in accordance with the terms of the Prior Agreement. Furthermore, the Company, WCAS and WCAS Management agree that the Prior Agreement is hereby terminated and from and after the date hereof is no longer of any force or effect whether or not the Closing occurs.

                                    * * * * *

                  IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                            SAVVIS COMMUNICATIONS
                                            CORPORATION

                                            By: /s/ DAVID J. FREAR
                                               ------------------------------
                                                David J. Frear
                                                Executive Vice President and CFO


                                            WELSH, CARSON, ANDERSON &
                                              STOWE VIII, L.P.

                                            By WCAS VIII Associates LLC,
                                                 General Partner

                                            By: /s/ JONATHAN M. RATHER
                                               ------------------------------
                                                  Managing Member

                                            WCAS MANAGEMENT CORPORATION

                                            By:/s/ JONATHAN M. RATHER
                                               ------------------------------
                                                   Jonathan M. Rather
                                                          Treasurer

                                            Russel Carson
                                            Bruce K. Anderson
                                            Andrew Paul
                                            Robert A. Minicucci
                                            Anthony J. De Nicola
                                            Paul B. Queally
                                            Lawrence Sorrel
                                            Rudolph Rupert
                                            D. Scott Mackesy
                                            Sanjay Swani
                                            James R. Mathews
                                            John D. Clark
                                            Sean Traynor
                                            John Almeida
                                            Eric J. Lee
                                            Jonathan M. Rather


                                            By: /s/ JONATHAN M. RATHER
                                               ---------------------------------
                                            Jonathan M. Rather
                                            Individually and as Attorney-in-Fact

                                   SCHEDULE I

                                   Purchasers

                                                                             Principal Amount of Note on
                                  Name                                              Closing Date
-------------------------------------------------------------------------- --------------------------------
Welsh, Carson, Anderson & Stowe VIII, L.P...................                                    19,047,600
Russel Carson...............................................                                       176,800
Bruce K. Anderson ..........................................                                       176,800
Andrew Paul ................................................                                       134,400
Robert A. Minicucci ........................................                                        40,000
Anthony J. De Nicola .......................................                                        20,000
Paul B. Queally ............................................                                         4,000
Lawrence B. Sorrel .........................................                                        20,000
Rudolph Rupert .............................................                                         6,000
D. Scott Mackesy ...........................................                                         2,000
Sanjay Swani ...............................................                                         2,000
James R. Mattews ...........................................                                         2,000
John D. Clark ..............................................                                         2,000
Sean M. Traynor ............................................                                         2,000
John Almeida ...............................................                                         2,000
Eric J. Lee ................................................                                           800
Jonathan M. Rather .........................................                                         2,000
WCAS Management Corporation.................................                                       359,600

         TOTAL..............................................                                $20,000,000.00
                                                                                            ==============

         The address for each of the Purchasers is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022.

                                                                   SCHEDULE 2.04
                           AUTHORIZATION OF AGREEMENT

1. The consent of the Company's lenders under the Credit Agreement (as defined in Section 2.09)

2. Compliance with any applicable requirements of the Marketplace Rules of the Nasdaq National Market.

                                                                   SCHEDULE 2.07

MATERIAL LIABILITIES INCURRED BY SAVVIS FROM 12/1/00 TO 1/31/01

OBLIGOR                DEBT          COMMENTS
 ----------------------------------------------
Extremenet              $          359,906.56 Capital Lease obligation booked in December.  Balance at 12/3/00-$346,235.42
GE Capital              $        5,961,253.50 Capital Lease obligation booked in December.  Balance at 12/31/00- $5,842,150.14
Astral Point            $          478,380.00 Capital Lease obligation booked in December.  Balance at 12/31/00-$448,905.65
Nortel credit facility  $       30,698,774.91 Two drawdowns under facility.  One on 12/29/00, One on 1/22/01
                        -----------------------
Total                   $       37,498,314.97
                        =======================

                                                                   SCHEDULE 2.12

         An Event of Default (as defined in the Credit Agreement) has occurred under the Credit Agreement as a result of Bridge filing for bankruptcy under Chapter 11 of the United States Bankruptcy Code.

                                                                       EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN THE OPINION OF COUNSEL, AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS IS ISSUED WITH ORIGINAL DISCOUNT ("OID") AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

                THE ISSUE PRICE OF THIS NOTE IS $_______________.
              THE AMOUNT OF OID ON THIS NOTE IS $_______________ .
           THE ISSUE DATE OF THIS DEBT INSTRUMENT IS_________ , 2001.
                 THE PER ANNUM YIELD TO MATURITY OF THIS NOTE IS
                           % COMPOUNDED SEMI-ANNUALLY.

                        SAVVIS COMMUNICATIONS CORPORATION

                       10% Convertible Senior Secured Note
                              due ____________, 2006

Registered R-01                                              New York, New York
$_____________                                               _____________, 2001


                  SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay__________ , or registered assigns, the principal sum of_______________ DOLLARS ($______________ ), in a single installment on February 20, 2006 (the "Maturity Date"), or the next preceding Business Day (as defined below) with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10% per annum, such interest to be payable in kind, compounded on a semi-annual basis, on the last Business Day of August and February of each year (each such day being an "Interest Payment Date") commencing on August 31, 2001, by the issuance to the holder of this Note by the Corporation of a different Note (a "PIK Note"), in substantially the form hereof, in a principal amount equal to the interest payable to such holder on such Interest Payment Date, until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 13% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.

                  The payment of principal and interest on this Note shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

                  If for any reason one or more PIK Notes shall not be delivered in accordance herewith, interest on the unpaid principal of each PIK Note shall accrue from the Interest Payment Date in respect of which such PIK Note should have been issued until repayment in cash of the principal and payment in cash of all accrued interest in full. Interest shall accrue on this Note such that the aggregate interest due and payable on the Maturity Date and on each Interest Payment Date would be the same as if all PIK Notes not issued had been issued in accordance with the terms of this Note, and the principal payable on the Maturity Date with respect to this Note shall be an amount equal to the sum of the principal outstanding hereunder and the aggregate principal which would be outstanding if the PIK Notes not issued had been issued in accordance with the terms of this Note.

                  For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York.

                  1. NOTES AND SECURITY. This Note is issued pursuant to the Securities Purchase Agreement, dated as of February 18, 2001 (the "Purchase Agreement"), among the Corporation's subsidiary and the purchasers named therein, providing for, among other things, the issuance of 10% Convertible Senior Secured Notes due February 20, 2006 in the aggregate principal amount of $20,000,000 (such 10% Convertible Senior Secured Notes are referred to herein collectively as the "Notes"). All payments of principal and interest on this Note shall be secured pursuant to the terms of that certain Deed of Trust, dated of the date hereof (the "Deed"), between the Corporation and the other parties thereto.

                  2. TRANSFER OR EXCHANGE OF NOTES. The Corporation shall keep at its office or agency maintained as provided in subsection (a) of Section 9 a register in which the Corporation shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Corporation maintained as provided in subsection (a) of Section 9, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefore a Note or Notes in such denomination or denominations as such holder may request (but in any event in denominations of not less than 1,000 principal amount, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney, duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

                  3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

                  4. PERSONS DEEMED OWNERS; HOLDERS. The Corporation may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder," as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

                  5.       PREPAYMENT.

                  (a) Mandatory Prepayment. If at any time while any of the Notes shall be outstanding a Change of Control shall occur, then, the Corporation shall take such action as may be necessary, as a condition to consummating such Change of Control, to provide funds sufficient to, and obtain any consent necessary to, prepay 100% of the principal amount of any Notes that holders thereof have not elected to convert pursuant to Section 15 hereof and, in connection with such prepayment, pay to such holders (x) all interest accrued thereon through the date of prepayment and (y) the Applicable Premium Amount thereon as of such date of prepayment.

                  (b) Certain Definitions. As used herein, the following terms shall have the following meanings:


                  "Applicable Premium Amount" shall mean, with respect to this Note, as of any specified date prior to February 20, 2004, an amount equal to the interest that would have accrued on the outstanding principal amount of this Note during the period beginning on such date fixed and ending on February 20, 2004.

                  "Change of Control" shall mean the consummation by the Corporation of (x) a merger or consolidation with or into any other entity (other than a merger or consolidation in which (1) at least 50% of the voting capital stock of the Corporation (or the surviving or resulting entity, if other than the Corporation) outstanding immediately after the effective date of such merger is owned of record or beneficially by persons who owned voting capital stock of the Corporation immediately prior to such merger or consolidation and in substantially the same proportions in which such stock was held immediately prior to such merger or consolidation and such persons continue to have the right to elect a majority of the Board of Directors of the Corporation, (2) immediately after the effective date of such merger or consolidation a majority of the seats on the Corporation's Board of Directors are held by persons who were directors of the Corporation immediately prior to such effective date, and (3) no Event of Default shall have occurred as a result of the consummation thereof), or (y) any sale, lease or other disposal of all or substantially all of its assets and properties as an entirety in a single transaction or series of related transactions to an unaffiliated third party purchaser, or (z) a transaction or series of related transaction in which a majority of the outstanding capital stock of the Corporation shall be acquired by an unaffiliated third party.

                  6. NOTICE OF PREPAYMENT AND OTHER NOTICES. The Corporation shall give written notice of any prepayment of this Note pursuant to Section 5(a) not less than 15 nor more than 60 days prior to the date fixed for such prepayment. Such notice shall include a reasonably-detailed description of the consideration, if any, to be received by holders of Common Stock in connection with the related Change of Control and a calculation of the Applicable Premium Amount to be paid in respect of such prepayment. Such notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Corporation on the date of mailing such notice of prepayment or other notice. Unless the holder elects prior to such date fixed for prepayment to convert this Note pursuant to
Section 15 hereof, upon notice of prepayment being given as aforesaid, the Corporation covenants and agrees that it will prepay, on the date therein fixed for prepayment, the entire principal amount hereof together with interest accrued hereon and Applicable Premium Amount hereon to the date fixed for such prepayment. Notwithstanding the foregoing, any such notice may specify that the obligation to make such prepayment is conditional upon the closing of the transaction requiring such prepayment, and, unless a notice of conversion delivered pursuant to Section 15(a) states to the contrary, any notice of conversion given while such a transaction is pending shall also be conditional upon the closing of such transaction, and no prepayment shall be required and no conversion shall be effected, unless and until such transaction is consummated.

                  7. INTEREST AND PREMIUM AFTER DATE FIXED FOR PREPAYMENT. If this Note is to be prepaid pursuant to Section 5(a) hereof, this Note shall (unless the provisions of the last sentence of Section 6 become applicable) cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose, the Corporation shall fail to pay this Note, in which event the principal amount of this Note, and, so far as may be lawful, any overdue installment of interest or overdue Applicable Premium Amount, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein for overdue principal.

                  8. SURRENDER OF NOTES; NOTATION THEREON. As a condition to obtaining any payment of or receiving any shares issuable upon the conversion of all or any portion of the principal amount of this Note, the Corporation may require the holder hereof to surrender this

Note, and in such event the Corporation will execute and deliver at the expense of the Corporation, upon such surrender, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid and not converted pursuant to Section 15 hereof, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may require the holder to present this Note to the Corporation for notation hereon of the conversion of the portion of the principal amount of this Note so converted.

                  9. AFFIRMATIVE COVENANTS. The Corporation covenants and agrees that, so long as any Note shall be outstanding:

                  (a) Maintenance of Office. The Corporation will maintain an office or agency in the Herndon, Virginia (or such other place in the United States of America as the Corporation may designate in writing to the registered holder hereof), where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Corporation in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment. Until the Corporation otherwise notifies the holders of the Notes, said office shall be the principal office of the Corporation in Herndon, Virginia.

                  (b) Payment of Taxes. The Corporation will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Corporation or any subsidiary or upon the income and profits of the Corporation or any subsidiary, or upon any property, real, personal or mixed, belonging to the Corporation or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies, which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim (i) so long as both (x) the Corporation has set aside adequate reserves for such tax, assessment, charge, levy or claim and (y) the Corporation shall be contesting the validity thereof in good faith by appropriate proceedings or the Corporation shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof or (ii) where the failure to pay or discharge would not have a material adverse effect on the properties, assets, financial condition, operating results, business or prospects of the Corporation and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (c) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises under the laws of the United States or any State thereof; provided, however, that nothing in this subsection (c) shall prevent a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation, or the abandonment or termination of any rights or franchises of the Corporation, if such abandonment or termination is, in the good faith business judgment of the Corporation, in the best interests of the Corporation or would not have a Material Adverse Effect.

                  (d) Maintenance of Property. The Corporation will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Corporation used in the conduct of the business of the Corporation, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (d) shall require the making of any repair or renewal or the continuance of the operation and maintenance of any property or the retention of any assets, if such action (or inaction) is, in the good faith business judgment of the Corporation, in the best interests of the Corporation or would not have a Material Adverse Effect.

                  (e) Insurance. The Corporation will keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Corporation.

                  (f) Keeping of Books.  The Corporation  will at all times keep proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

                  (g) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 11 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall immediately after it becomes aware that any such event would with or without notice or lapse of time or both constitute such an Event or that such demand has been made or that any such action has been taken, give notice to the holder of this Note, specifying the nature of such event or of such demand or action, as the case may be; provided, however, that if such event, in the good faith judgment of the Corporation, will be cured within ten Business Days after the Corporation has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

                  10. MODIFICATION BY HOLDERS; WAIVER. The Corporation may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation thereunder, and the observance by the Corporation of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

                  (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

                  (b) give any Note any preference over any other Note; or

                  (c) reduce the applicable aforesaid percentages of Notes, the consent of the holders of which is required for any such modification.

                  Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

                  11. EVENTS OF DEFAULT. If any one or more of the following events, herein called "Events of Default," shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

                  (a) default shall be made in the payment of the principal of any Note or the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                  (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of 15 days; or

                  (c) (i) commencement of a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) filing a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, (iii) consenting to or failing to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,
         (iv) applying for or consenting to, or failing to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admitting in writing its inability to pay its debts as they become due, (vi) making a general assignment for the benefit of creditors, or (vii) taking any corporate action for the purpose of authorizing any of the foregoing; or

                  (d) the entry of a decree or order by any court of competent jurisdiction in respect of the Corporation or any material subsidiary granting (i) relief in any involuntary case under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) appointment of a trustee, receiver, custodian, liquidator or the like for the Corporation or any material subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days; or

                  (e) (i) a default by the Corporation in any material respect shall have occurred in any covenant to which the Corporation is subject in the Purchase Agreement or any Ancillary Document (as defined in the Purchase Agreement) or (ii) a payment default shall have occurred or acceleration of the payment of the indebtedness shall have been commenced under any agreement or document evidencing indebtedness of the Corporation;

then, the holder or holders of at least a majority in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by written notice to the Corporation, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; provided, however, that, upon the occurrence and during the continuance of any of the events specified in subsections (a) or (b) of this Section 11, the holder of any Note at the time outstanding may, at its option by notice in writing to the Corporation, declare any Note or Notes then held by it to be, and such Note or Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law. Notwithstanding the foregoing, nothing in this Section 11 shall impair the right of the holder of this Note to convert all or any portion of this Note into Common Stock in accordance with the provisions of Section 15 hereof.

                  At any time after any declaration of acceleration has been made as provided in this Section 11, the holders of at least 66-2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences if the Corporation has paid all overdue installments of interest on the Notes and all principal (and premium, if any) that has become due otherwise than by such declaration of acceleration; and all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                  Without limiting the foregoing, the Corporation hereby waives any right to trial by jury in any legal proceeding related in any way to this Note or the Notes and agrees that any such proceeding may, if the holder so elects, be brought and enforced in any state or, if applicable federal court, located in New York City in the Borough of Manhattan and the Corporation hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Corporation further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of Delaware, by registered mail addressed to it at its office or agency set forth in Section 19 for purposes of notices hereunder.

                  12. SUITS FOR ENFORCEMENT. In case any one or more of the Events of Default specified in Section 11 of this Note shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

                  In case of any default under any Note, the Corporation will pay to the holder thereof such amounts as shall be sufficient to cover the out-of-pocket costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

                  13. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  14. REMEDIES NOT WAIVED. No course of dealing between the Corporation and the holders of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

                  15.      CONVERSION.

                  (a) Optional Conversion. Subject to the terms and conditions of this Section 15, the holder of this Note shall have the right, at its option at any time, to convert all or any portion of the unpaid principal amount of this Note together with a corresponding portion of the accrued interest hereon, into such number of fully paid and nonassessable whole shares of Common Stock, $.01 par value, of the Corporation ("Common Stock") as is obtained by dividing the total amount so to be converted by the conversion price of $1 5/16 or, if different, by the conversion price as last adjusted and in effect at the date of such conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Such right of conversion shall be exercised by the holder hereof by giving written notice that the holder elects to convert a stated unpaid principal amount of this Note together with a corresponding portion of the accrued interest hereon into Common Stock and by surrender of this Note to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of this Note) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  (b) Conversion Prior to Mandatory Prepayment. In the event the holder of this Note receives a notice from the Corporation in accordance with
Section 6 that the Corporation intends to consummate a Change of Control, the holder of this Note, shall have the option, prior to the consummation of such Change of Control, to convert all or portion of the unpaid principal amount of this Note together with a corresponding portion of the accrued interest hereon plus the Applicable Premium Amount, if any, to be paid upon consummation of such Change of Control into shares of Common Stock in accordance with the terms of paragraph (a) above. The holder shall exercise such right of conversion by giving written notice to the Corporation in accordance with paragraph (a) above prior to the effective date of the Change of Control referred to in the Corporation's notice to the holder in accordance with Section 6. Any conversion to be made pursuant to this paragraph (b) shall be subject to the consummation of such Change of Control

                  (c) Issuance of Certificates; Time Conversion Effected. Promptly after (i) the receipt of the written notice referred to in paragraph
(a) above or (ii) the occurrence of the events described in paragraph (b) above, as the case may be, and surrender of this Note, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such unpaid principal amount of this Note together with interest and any Applicable Premium Amount. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and this Note shall have been surrendered as aforesaid, and at such time the rights of the holder of this Note, to the extent of the principal amount thereof and any other amounts to be converted, shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (d) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the principal amount of this Note or any portion thereof, and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. In case of the conversion of only a portion of the unpaid principal amount of this Note, the holder hereof, at its option, may require the Corporation to execute and deliver at the expense of the Corporation (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this paragraph (d), be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering this Note for conversion an amount in cash equal to such fractional interest multiplied by the Conversion Price then in effect.

                  (e) Adjustment of Conversion Price upon Issuance of Common Shares. If and whenever the Corporation shall issue or sell, or is in accordance with subparagraphs (i) through

(vii) deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Notes) multiplied by the then existing Conversion Price, and (2) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Notes).

                  No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                  For  purposes  of  this   subparagraph   (e),  the   following
subparagraphs (i) to (vii) shall also be applicable:

                  (i)  Issuance  of Rights or  Options.  In case at any time the
         Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options, or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. If at the end of the period during which such Options or Convertible Securities are exercisable not all Options or Convertible Securities shall have been exercised or converted, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued in respect of such Options and Convertible Securities.

                  (ii)  Issuance  of   Convertible   Securities.   In  case  the
         Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (1) except as otherwise provided in subparagraph (iii) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this paragraph (e), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. If at the end of the period during which such Convertible Securities are convertible not all Convertible Securities shall have been converted, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued in respect of such Convertible Securities.

                  (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (i) or (ii), or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph (i) or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                  (iv) Stock Dividends. Without duplication of the adjustment contemplated by clause (f) below, in case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (v) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Corporation therefore, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together compromising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (vi) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
         (x) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph (e).

Notwithstanding anything to the contrary contained in this paragraph (e), paragraph (e) is subject to the prior approval of the Corporation's shareholders if such shareholder approval would be required under the Marketplace Rules of the Nasdaq National Market if paragraph (e) were to otherwise operate in accordance with its terms.

                  (f) Subdivision or Combination of Stock. In case the Corporation shall at any time declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock or subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (g) Certain Issues of Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Common Stock upon conversion of Notes; (ii) the issuance of Options or shares of Common Stock to employees, directors or consultants of the Corporation or its subsidiaries, either directly or pursuant to Options, pursuant to plans or arrangements approved by the Board of Directors (or Compensation Committee thereof) of the Corporation; (iii) the issuance of shares of Common Stock in respect of any Convertible Securities or Options issued by the Corporation prior to the date of this Note; or (iv) the issuance of shares of Common Stock in connection with any acquisition, merger, consolidation, or other business combination transaction.

                  (h) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a Note shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the

Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger, or any sale of all or substantially all of its assets or properties, unless prior to the consummation thereof the successor corporation or other entity (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to each holder of Notes at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  (i) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of Note at the address of such holder as set forth in the register maintained by the Corporation for the registration of transfer and exchange of Notes, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (j)  Other Notices.  In case at any time:

                  (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iii)   there   shall  be  any   capital   reorganization   or
         reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation or other entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of Notes at the address of such holder as set forth in the register maintained by the Corporation for the registration of transfer and exchange of Notes, (A) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least

20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  (k) Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Notes as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the unpaid principal amount of all outstanding Notes. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action within its control as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Notes would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

                  (l) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Notes shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Note the principal amount of which is being converted.

                  (m) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Note or of any shares of Common Stock issued or issuable upon the conversion of any Note in any manner which interferes with the timely conversion of such Note.

                  (n) Definition of Common Stock. As used in this Section 15, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on February 20, 2001, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  16. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

                  17. GOVERNING LAW. This Note shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  18. HEADINGS. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

                  19. NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by facsimile addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  if to the Company, to

                           SAVVIS Communications Corporation
                           12851 World Gate Drive
                           Herndon, Virginia 20170
                           Fax:  (703) 453-6999
                           Attention:  Ms. Nancy Lysinger

                  with a copy to

                           SAVVIS Communication Corporation
                           717 Office Parkway
                           St. Louis, MO 63141
                           Fax: (314) 468-7550
                           Attention: Steven M. Gallant, Esq.

                  with a copy to

                           Hogan & Hartson L.L.P.
                           885 Third Avenue, 26th Floor
                           New York, New York 10022
                           Fax: (212) 409-9801
                           Attention: Christine M. Pallares, Esq.

                  if to the holder of this Note, to

                           Welsh, Carson, Anderson & Stowe
                           320 Park Avenue, Suite 2500

                           New York, New York  10022
                           Fax:  (212) 893-9565
                           Attention: John D. Clark

                  with a copy to

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Fax:  (212) 841-5725
                           Attention:  Sanford B. Kaynor, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of facsimile, when received.

                                    * * * * *

                  IN WITNESS WHEREOF, SAVVIS Communications Corporation has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                             SAVVIS COMMUNICATIONS CORPORATION



                                             By____________________________
                                             Name:
                                             Title: